SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported) July 19, 2005

PANHANDLE ROYALTY COMPANY

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-9116	73-1055775

(State of Incorporation)	(Commission File) Number	(I.R.S. Employer Identification No.)

Grand Centre Suite 305, 5400 North Grand Blvd., Oklahoma City, OK 73112

(Address of principal executive offices)

Registrant’s telephone number including area code:	(405) 948-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Panhandle Royalty Company
FORM 8-K
July 19, 2005

ITEM 8.01 OTHER EVENT

     This Form 8-K contains the Company’s press released dated July 19, 2005 concerning the leasing of non-producing minerals in Arkansas.

     OKLAHOMA CITY, OK– PANHANDLE ROYALTY COMPANY (AMEX-PHX) has leased all of its non-producing minerals in the state of Arkansas for a lease bonus of $2,024,000. The approximate 9,000 net acres are in 442 separate tracts and were leased to a major independent oil and gas producer that represented they have acquired more than 200,000 net acres to date in the developing Fayetteville shale gas play within the Arkoma Basin geologic province. The PHX minerals are primarily situated in Van Buren, White, Yell, Cleburne, Conway, Faulkner, Johnson and Pope counties. The term of the lease is five years and allows Panhandle the option to participate with a working interest in some of the larger interest tracts.

H W Peace II, Company President and CEO stated:

     “The approximate 9000 acres of undeveloped minerals covered by these leases represents about 85% of our Arkansas mineral ownership. The remaining 15% is currently producing. All of Panhandle’s Arkansas fee minerals have been acquired during the past twelve to thirteen years in a series of acquisitions ranging from individual tracts to large blocks of tracts acquired from such companies as Oryx and Petrocorp. These purchases were made as part of a long term strategic Plan to own fee minerals not only in current producing areas but in potential areas which might, at the time of purchase, be considered as only future frontier areas. Some other current Frontier areas where we own significant undeveloped fee minerals in the thousands or tens of thousands of acres are the Ouachita mountain overthrust area of southeastern Oklahoma, the Marathon overthrust area of West Texas, the Tucumcari Basin and Northwest Shelf of the Permian Basin in New Mexico and the Williston Basin of North Dakota. Developing new plays such as the Fayetteville shale and other non traditional new methods and technologies for drilling and producing oil and gas are factors considered in determining where we have bought minerals in the past and where we are acquiring them today for our participation and / or leasing to others.”

Panhandle Royalty Company (AMEX-PHX) is publicly held diversified mineral holding company engaged in the acquisition, ownership, management and development of its fee minerals. It actively participates in the exploration, drilling, production and acquisition of hydrocarbons on internally and externally generated prospects. Its stock is traded on the American Stock Exchange under the symbol PHX. The Company’s office is located in Oklahoma City while its mineral holdings and production are situated in Oklahoma, New Mexico, Texas and 19 other states.

Forward-looking statements for 2005 and later periods are made throughout this document. Such statements represent estimates of management based on the Company’s historical operating trends, its proved oil and gas reserves and other information currently available to management. The Company cautions that the forward-looking statements provided herein are subject to all the risks and uncertainties incident to the acquisition, development and marketing of, and exploration for oil and gas reserves. These risks include, but are not limited to oil and natural gas price risk, environmental risk, drilling risk, reserve quantity risk and operations and production risks. For all the above reasons, actual results may vary materially from the forward-looking statements and there is no assurance that the assumptions used are necessarily the most likely to occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE ROYALTY COMPANY
/s/ Michael C. Coffman
DATE: July 22, 2005	Michael C. Coffman, Vice President
Chief Financial Officer, Secretary & Treasurer

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